                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Amended Annual Report on Form 10-K/A, into NHP's Registration Statement on Form S-8 (No. 333-11933), NHP's Registration Statement on Form S-8 (No. 333-11863), NHP's Registration Statement on Form S-8 (No. 333-11917), NHP's Registration Statement on Form S-8 (No. 333-11857), and NHP's Registration Statement on Form S-8 (No. 333-08137), all previously filed.

                                           /s/ Arthur Andersen LLP

Washington, D.C.
October 3, 1997